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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 26, 2007
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                          WORTHINGTON INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

     Ohio                          1-8399                    31-1189815
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(State or Other Jurisdiction    (Commission               (IRS Employer
    of Incorporation)           File Number)             Identification No.)

             200 Old Wilson Bridge Road, Columbus, Ohio       43085
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                  (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:         (614) 438-3210
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                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On September 26, 2007, Worthington Industries, Inc. (the "Company") announced that its Board of Directors authorized the repurchase of up to an additional ten million of its outstanding common shares. A prior authorization to repurchase ten million shares dated June 13, 2005, has 1,370,800 shares remaining on it, making the total authorized to be 11,370,800 shares, or approximately 14% of the outstanding common shares. The purchases may occur from time to time, on the open market or in private transactions, with consideration given to the market price of the common shares, the nature of other investment opportunities, cash flow from operations and general economic conditions. A copy of the news release announcing the share repurchase authorization is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(a) - (c)         Not applicable.

(d)               Exhibits:

                  99.1 News Release issued by Worthington Industries, Inc. on September 26 2007

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          WORTHINGTON INDUSTRIES, INC.


Date:  September 26, 2007

                           By: /s/Dale T. Brinkman
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                               Dale T. Brinkman, Vice President-Administration,
                               General Counsel and Secretary